As filed with the Securities and Exchange Commission on June 7, 2023
Registration No. 333-270370

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________
AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
Evolus, Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	46-1385614
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
_____________________________

520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
_____________________________

David Moatazedi President and Chief Executive Officer Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Copies to:

Jeffrey J. Plumer General Counsel Evolus, Inc. 520 Newport Center Drive, Suite 1200 Newport Beach, California 92660 (949) 284-4555	Mark Peterson Shelly Heyduk O’Melveny & Myers LLP 610 Newport Center Drive, Suite 1700 Newport Beach, California 92660 (949) 823-6900
_____________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offering, issuance and sale by Evolus, Inc. (“Evolus”) of up to a maximum aggregate offering price of $250,000,000 of Evolus' common stock, preferred stock, debt securities, warrants, units and rights; and
•an ATM prospectus covering the offering, issuance and sale by Evolus of up to a maximum aggregate offering price of $50,000,000 of Evolus' common stock that may be issued and sold under a sales agreement with SVB Securities LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.
The ATM prospectus applicable to the sales agreement with SVB Securities LLC immediately follows the base prospectus. The common stock that may be offered, issued and sold by Evolus under the ATM prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by Evolus under the base prospectus. Upon termination of the sales agreement with SVB Securities LLC, any portion of the $50,000,000 included in the ATM prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $250,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2023

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

From time to time, we may offer and sell up to an aggregate amount of $250,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants or rights.
Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “EOLS.” On June 6, 2023, the last reported sale price of our common stock on Nasdaq was $8.74 per share.
We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”
Investing in our securities involves a high degree of risk. Please read “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of the factors you should carefully consider before deciding to invest in our securities.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.
We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers or agents, or directly to purchasers on an immediate, continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                             , 2023

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We not have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may from time to time sell any one or more, or a combination of, the securities described in this prospectus in one or more offerings for up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell our securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.

Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.

EVOLUS™, Jeuveau®, Evolux® and Evolysse™ are four of our trademarks that are used in this prospectus and the accompanying prospectus supplement. Jeuveau® is the trade name in the United States for our approved product with non-proprietary name, prabotulinumtoxinA-xvfs. The product has different trade names outside of the United States, but is referred to throughout this prospectus and the accompanying prospectus supplement as Jeuveau®. This prospectus and the accompanying prospectus supplement also include trademarks, trade names and service marks that are the property of other organizations, such as BOTOX® and BOTOX® Cosmetic, which we refer to throughout this prospectus and the accompanying prospectus as BOTOX. Solely for convenience, trademarks and trade names referred to in this prospectus and the accompanying prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated herein, references in this prospectus to “Evolus,” “our company,” “we,” “us” and “our” refer to Evolus, Inc., a Delaware corporation.

ABOUT THE COMPANY

Overview
We are a performance beauty company with a customer-centric approach to delivering breakthrough products in the self-pay aesthetic market.

Our first commercial product is Jeuveau®, which is a proprietary 900 kilodalton, or kDa, purified botulinum toxin type A formulation indicated for the temporary improvement in the appearance of moderate to severe glabellar lines, also known as “frown lines,” in adults. Our primary market is the self-pay aesthetic market, which includes medical products purchased by physicians and other customers that are then sold to consumers or used in procedures for aesthetic indications that are not reimbursed by any third-party payor, such as Medicaid, Medicare or commercial insurance. We believe we offer customers and consumers a compelling value proposition with Jeuveau®. Currently, BOTOX (onabotulinumtoxinA) is the neurotoxin market leader, and prior to the approval of Jeuveau®, was the only known 900 kDa botulinum toxin type A complex approved in the United States. We believe aesthetic physicians generally prefer the performance characteristics of the complete 900 kDa neurotoxin complex and are accustomed to injecting this formulation.

United States

In February 2019, we received the approval of our first product Jeuveau® (prabotulinumtoxinA-xvfs) from the U.S. Food and Drug Administration, or FDA. In May 2019, we commercially launched Jeuveau® in the United States.

In November 2021, we announced the initiation of a Phase II clinical trial designed to investigate a higher strength dose of Jeuveau® in the glabellar lines. We completed our patient enrollment in the clinical study evaluating the “extra-strength” dose in the second quarter of 2022 and the trial is expected to be completed in the first half of 2023. If this indication is approved by the FDA after our completion of all necessary clinical trials and regulatory submissions (including a Phase III clinical trial), we will have the opportunity to offer an extra-strength dosage option, which may make Jeuveau® the first multi-strength neurotoxin and give customers and consumers increased treatment options.

On May 9, 2023, we entered into a License, Supply and Distribution Agreement, or the Symatese Agreement, with Symatese S.A.S (“Symatese”), pursuant to which Symatese granted to us an exclusive right to commercialize and distribute five dermal filler product candidates which we collectively refer to as Evolysse™, including the products we refer to as: (i) Lift; (ii) Smooth; (iii) Sculpt; (iv) Lips; and (v) Eye in the United States for aesthetic and dermatological uses. We also have the right of first negotiation to obtain a license from Symatese for any products developed using the same technology as the Evolysse™ line of dermal fillers.
Evolysse™ Lift, Smooth, and Sculpt are currently in advanced stages of clinical trials pursuant to an investigational device exemption, or IDE, from the FDA. We have agreed to a cost-sharing arrangement with Symatese to gain FDA approval of the Evolysse™ Lips and Eye products, and we expect to begin their clinical programs in 2023. Subject to FDA approval, we expect Evolysse™ Lift and Smooth to be commercially launched in the first half of 2025, Evolysse™ Sculpt to be launched in 2026 and Evolysse™ Lips and Eye to be launched in 2027.
International

In August 2018, we received approval from Health Canada for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. We began marketing Jeuveau® in Canada in October 2019 through our distribution partner, Clarion Medical Technologies, Inc., or Clarion.

In September 2019, we received approval from the European Commission, to market Jeuveau® in all 27 European Union, or EU, member states plus the United Kingdom, Iceland, Norway and Liechtenstein. In January 2021, we received a positive decision from the European Commission to add the 50 unit product to the existing approval obtained in September 2019. We commercially launched Jeuveau® in Great Britain in September 2022, in Germany and Austria in February 2023, and we are finalizing plans for entering additional countries in Europe as part of a phased rollout.

In January 2023, we received approval from the Australian Therapeutics Good Administration, or TGA, for regulatory approval of our neurotoxin in Australia.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:
•being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;
•an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt out” of this provision and to comply with new or revised accounting standards as required of publicly-traded companies generally. This decision to opt out of the extended transition period is irrevocable.
A company that qualifies as an emerging growth company at the time of its initial public offering remains an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates is $700 million or more as of the end of the second quarter of that fiscal year. We will cease being an emerging growth company on December 31, 2023.

Company Information
We were incorporated in the State of Delaware in November 2012. Our principal executive offices are located at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, and our telephone number is (949) 284-4555. Our website address is www.evolus.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus or any other filing we make with the SEC.

RISK FACTORS
Investing in our common stock involves significant risks. Before deciding whether to invest in our common stock, you should consider carefully the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate, are subject to risks and uncertainties. Any statements contained herein, in any accompanying prospectus supplement or the documents incorporated by reference herein or therein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:
•We currently depend entirely on the successful commercialization of our only commercial product, Jeuveau®. If we are unable to successfully market and sell Jeuveau®, we may not generate sufficient revenue to continue our business.
•We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We have only one approved product, which, together with our limited operating history, makes it difficult to assess our future viability.
•We are reliant on Symatese to achieve regulatory approval for the Evolysse™ dermal filler product line in the United States. Failure to obtain approval for the Evolysse™ product line would negatively affect our ability to sell these products.
•We may require additional financing to fund our future operations, and a failure to obtain additional capital when so needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.
•If we or our counterparties do not comply with the terms of our settlement agreements with Medytox, Inc., or Medytox, we may face litigation or lose our ability to market and sell Jeuveau®, which would materially and adversely affect our ability to carry out our business and our financial condition and ability to continue as a going concern.
•The terms of the Settlement Agreement with Medytox will reduce our profitability and may affect the extent of any discounts we may offer to our customers.
•Our business, financial condition and operations have been, and may in the future be, adversely affected by the COVID-19 outbreak or other similar outbreaks.
•We rely on the license and supply agreement, as amended, with Daewoong, which we refer to as the Daewoong Agreement, to provide us with exclusive rights to distribute Jeuveau® in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development and commercialization of Jeuveau®.
•Our failure to successfully in-license, acquire, develop and market additional product candidates or approved products would impair our ability to grow our business.
•Jeuveau® faces, and any of our future product candidates will face, significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.
•Jeuveau® may fail to achieve the broad degree of physician adoption and use or consumer demand necessary for commercial success.
•Our ability to market Jeuveau® is limited to use for the treatment of glabellar lines, and if we want to expand the indications for which we market Jeuveau®, we will need to obtain additional regulatory approvals, which will be expensive and may not be granted.
•Third party claims of intellectual property infringement may prevent or delay our commercialization efforts and interrupt our supply of products.

•If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to Jeuveau® or any of our future product candidates, we may not be able to compete effectively in our market.
•We may need to increase the size of our organization, including our sales and marketing capabilities, in order to further market and sell Jeuveau® and we may experience difficulties in managing this growth.
•We rely on our digital technology and applications and our business and operations would suffer in the event of computer system failures or breach.
•We are subject to extensive government regulation, and we may face delays in or not obtain regulatory approval of our product candidates and our compliance with ongoing regulatory requirements may result in significant additional expense, limit or delay regulatory approval or subject us to penalties if we fail to comply.
These risks and uncertainties are described in more detail in Item 1A “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should carefully consider these risks, as well as the additional risks described under “Risk Factors” in this prospectus, any accompanying prospectus supplement and in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
The forward-looking statements included herein or incorporated herein by reference are based on current expectations of management based on available information and are believed to be reasonable. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein or incorporated herein by reference, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should read the this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by the cautionary statements referenced above.
We obtained the industry, statistical and market data in this prospectus, and the documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the documents incorporated by reference herein involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” and in any accompanying prospectus supplement and in the documents incorporated by reference into herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending the use of the net proceeds from any such offering, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common stock and preferred stock, certain provisions of our certificate of incorporation and our bylaws, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein.
General
Our authorized capital stock consists of:
•100,000,000 shares of common stock, par value $0.00001 per share; and
•10,000,000 shares of preferred stock, par value $0.00001 per share.
As of March 31, 2023, there were 56,883,271 outstanding shares of our common stock. As of March 31, 2023, no shares of our preferred stock were issued or outstanding.

Equity Awards
As of March 31, 2023, there were outstanding options to purchase 5,824,197 shares of our common stock and 3,257,469 shares of common stock issuable upon the vesting and settlement of restricted stock units.
Common Stock
The following summarizes the rights of holders of our common stock:
Voting
The holders of our common stock are entitled to one vote per share. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of our capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, or DGCL.
Dividends
Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share equally, on a per share basis, in any dividends when, as and if declared by our board of directors out of assets legally available for dividends (except that in the event a dividend or distribution is paid in the form of common stock (or rights to acquire such stock), then holders of common stock shall receive common stock (or rights to acquire such stock, as the case may be).
As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year's net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.
Liquidation Rights
Upon our liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to share equally, on a per share basis, in all of our assets legally remaining for distribution after payment of all debt and other liabilities.
Redemption Rights
There are no redemption or sinking fund provisions applicable to our common stock.
Preemptive Rights and Conversion Rights
There are no preemptive or conversion rights applicable to our common stock.

Preferred Stock
We have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by our stockholders, to create and issue one or more series of preferred stock and to fix the rights, powers, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:
•the number of shares constituting the series and the distinctive designation of the series;
•the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;
•whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•whether the series will have conversion privileges and, if so, the terms and conditions of conversion;
•whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;
•whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and
•the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.
Any future issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws and Delaware Law
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
The following provisions of our certificate of incorporation and bylaws may make a change-of-control of our company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval, subject to applicable law and the Nasdaq Marketplace Rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors (including the right to approve an acquisition or other change in our control). The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Election and Removal of Directors. Our board of directors will consist of not less than five nor more than nine directors. The exact number of directors will be fixed from time to time only by resolution of our board of directors. Our board of directors currently has seven members.
Our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2/3% of our then outstanding voting stock.
Classified Board of Directors. Our certificate of incorporation provides that our board of directors is classified with approximately one-third of the directors elected each year. The authorized number of directors may be changed only by resolution of the board of directors. The directors are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected until the third annual meeting of stockholders next succeeding the elections or until their successors are duly elected and qualified or until their earlier death, resignation or removal. In addition, if the number of directors is changed, any increase or decrease will be apportioned by our board of directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.
Director Vacancies. Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.
No Cumulative Voting. Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).
Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may only be called by the chairman of the board, our Chief Executive Officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.
Advance Notice Procedures for Director Nominations. Our bylaws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Action by Written Consent. Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.
Amending Our Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of our then-outstanding common stock.
Exclusive Jurisdiction. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the state of Delaware (the "Court of Chancery") shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” are claims, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which Title 8 of the DGCL confers jurisdiction upon the Court of Chancery, except for, as to each of (i) and (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. The exclusive forum provision in our certificate of incorporation will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to AEON Biopharma, Inc. formerly known as Alphaeon Corporation or any of its officers, directors, stockholders, agents, members, partners, subsidiaries (other than our company) and affiliates, other than those directors and officers of our company who are offered business opportunities in their capacity as directors and officers of our company, or the specified parties. Our certificate of incorporation provides that, to the fullest extent permitted by law, none of the specified parties will have any duty to refrain from engaging in a corporate opportunity that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. In addition, to the fullest extent permitted by law, in the event that any of the specified parties acquire knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us, such person will have no duty to communicate or offer such transaction or business opportunity to us and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is offered to a director or officer of our company in his or her capacity as a director or officer of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Nasdaq Global Market Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “EOLS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.

Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:

•the title of the series of debt securities and the ranking;

•the aggregate principal amount and any limit on that amount;

•the price at which the debt securities will be issued;

•the date on which the debt securities mature;

•the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;

•the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;

•the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;

•any redemption or early repayment provisions;

•any sinking fund or similar provisions;

•the authorized denominations;

•any applicable subordination provisions;

•any guarantees of the securities by our subsidiaries or others;

•the currency in which we will pay the principal, interest and any premium payments on the debt securities;

•whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;

•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•the provisions, if any, granting special rights to the holders of debt securities upon certain events;

•any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;

•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;

•the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

•the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;

•the person to whom and manner in which any interest shall be payable;

•whether the securities will be issued in whole or in part in the form of one or more global securities;

•the identity of the depositary for global securities;

•whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;

•the securities exchange(s), if any, on which the securities will be listed;

•whether any underwriter(s) will act as market maker(s) for the securities;

•the form (certificated or book-entry);

•the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and

•additional terms not inconsistent with the provisions of the indenture.

Conversion or Exchange Rights

We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:

•we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and

•immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.

Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.

Events of Default

Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

•failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

•failure to make sinking fund payments when due;

•failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;

•certain events of bankruptcy, insolvency or reorganization; and

•any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:

•if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and

•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.

The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.

Modification of Indenture; Waiver

Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:

•cure any ambiguity, defect or inconsistency;

•provide for the assumption of our obligations to holders of the debt securities by a successor corporation;

•provide for uncertificated debt securities in addition to certificated debt securities;

•make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;

•establish any additional series of debt securities; or

•comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

However, holders of each series of debt securities affected by a modification must consent to modifications that:

•reduce the principal amount of the debt securities;

•reduce the rate or change the time for payment of interest;

•change the fixed maturity date;

•change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;

•make any debt security payable in currency other than that stated in the debt security;

•waive any existing default or event of default and the resulting consequences;

•modify the right of any holder to receive payment of principal or interest on any debt security;

•impair the right of any holder to institute suit for the enforcement of any payment due; or

•make any change in the foregoing amendment provisions which require each holder’s consent.

Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.

Covenants

Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.

Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.

Discharge

Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;

•all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;

•all outstanding debt securities of any series have become due and payable; or

•we have paid all other sums payable under the indenture.

In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:

•we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;

•the deposit will not result in a breach of, or constitute a default under, the indenture;

•no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or

•certain other conditions are met.

We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in an applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:

•we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;

•the deposit will not result in a breach of, or constitute a default under, the indenture;

•no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;

•we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and

•certain other conditions are met.

Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.

Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:

•rights of registration of transfer and exchange of debt securities of the series;

•rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;

•rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;

•rights, obligations, duties and immunities of the trustee;

•rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and

•our obligations to maintain an office or agency in respect of the debt securities of the series.

Form, Exchange and Transfer

We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.

A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.

We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Replacement Securities

Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.

Information Concerning the Trustee

We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.

Global Debt Securities

Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.

Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;

•we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or

•other circumstances, if any, as may be described in any applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.

Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.

Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.

Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents

Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

Any applicable prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•the title of the warrants;

•the aggregate number of warrants;

•the price or prices at which the warrants will be issued;

•the currencies in which the price or prices of the warrants may be payable;

•the designation, amount and terms of our capital stock or debt securities purchasable upon exercise of the warrants;

•the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•the date that the warrants may first be exercised;

•the date that the warrants expire;

•the minimum or maximum amount of warrants that may be exercised at any one time;

•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•information with respect to book-entry procedures, if any;

•the manner in which the warrant agreements and warrants may be modified;

•a discussion of certain federal income tax considerations; and

•any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of common stock, preferred stock or debt securities at the applicable exercise price set forth in, or determined as described in, any applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in any applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the common stock, preferred stock or debt securities purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants if the expiration date of the warrants has not occurred. If we so indicate in any applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in any applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of March 31, 2023, there were no warrants to purchase shares of our common stock outstanding.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in any applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, common stock, preferred stock, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in any applicable prospectus supplement the terms of the series of units, including:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions of the governing unit agreement that differ from those described below; and

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in the amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of our common stock, preferred stock, or warrants in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriters will purchase any of the offered securities remaining unsubscribed after the expiration of the rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and an applicable prospectus supplement to our stockholders on the record date that we set for receiving rights in the rights offering.

An applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•the title of the rights;

•the securities for which the rights are exercisable;

•the exercise price for the rights;

•the currencies in which the price or prices of the rights may be payable;

•the date of determining the security holders entitled to the rights distribution;

•the number of the rights issued to each security holder;

•the extent to which the rights are transferable;

•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

•the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire (subject to any extension);

•the conditions to completion of the rights offering;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

•the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right will entitle the holder to purchase for cash the amount of securities, at the exercise price. Rights may be exercised at any time up to the close of business on the expiration date of the rights. After the close of business on the expiration date, all unexercised rights will become void. The manner in which rights may be exercised will be described in any applicable prospectus supplement. Upon receipt of payment and the proper completion and due execution of the rights certificate at the designated office of the rights agent or any other office indicated in any applicable prospectus supplement, we or the transfer agent will forward, as soon as practicable, the securities purchased through upon the exercise of the rights. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of the methods, including pursuant to standby underwriting arrangements, as set forth in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•through agents;

•to or through underwriters;

•to or through brokers or dealers;

•directly to investors, including through a specific bidding, auction or other process;

•directly to agents;

•through a combination of any such methods of sale; or

•by any other method permitted pursuant to applicable law.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the shares may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments it may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common stock to engage in market-making activities with respect to common stock. These restrictions may affect the marketability of common stock and the ability of any person or entity to engage in market-making activities with respect to common stock.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities being offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, regarding the contents of any contract or any other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed or incorporated by reference as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.
We also make these documents available on our website at www.evolus.com. Our website and the information contained or connected to our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: General Counsel or telephoning us at (949) 284-4555.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and the accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023;

•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 9, 2023; and

•the description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023, which updated the description thereof contained in our Registration Statement on Form 8-A (File No. 001-38381) filed with SEC on February 1, 2018, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and until the completion or termination of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports. Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for documents to us at the address or telephone referenced above under “Where You Can Find Additional Information.” You may also access the documents incorporated by reference into this prospectus through our website at www.evolus.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

PROSPECTUS

                , 2023

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2023
PROSPECTUS

Up to $50,000,000
Common Stock
_____________________________

We have entered into a sales agreement, the Sales Agreement, with SVB Securities LLC, or SVB Securities, relating to the sale of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell our common stock, par value $0.00001 per share, having an aggregate offering price of up to $50,000,000 from time to time through SVB Securities, acting as our agent.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. SVB Securities is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to SVB Securities for sales of shares of our common stock will be 3.0% of the gross price per share sold. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to SVB Securities. In connection with the sale of the shares of common stock on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of SVB Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “EOLS.” The last repoted sale price of our common stock on the Nasdaq Global Market on April 12, 2023 was $8.25 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “About the Company—Implications of Being an Emerging Growth Company” in this prospectus.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus and the risk factors in the documents filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference herein to read about certain factors you should consider before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SVB Securities

The date of this prospectus is              , 2023

In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us. Neither we nor SVB Securities have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor SVB Securities take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The information contained in or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us is current only as of the date of the applicable document, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: Neither we nor SVB Securities have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The $50,000,000 of common stock that may be offered, issued and sold under this prospectus is included in the $250,000,000 of securities that may be offered, issued and sold by us pursuant to the registration statement.

This prospectus provides certain information to you about this offering of shares of our common stock. If information in this prospectus is inconsistent with documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus —the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and SVB Securities has not, authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of each respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should not consider any information in this prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

EVOLUS™, Jeuveau®, Evolux® and Evolysse™ are four of our trademarks that are used in this prospectus. Jeuveau® is the trade name in the United States for our approved product with non-proprietary name, prabotulinumtoxinA-xvfs. The product has different trade names outside of the United States, but is referred to throughout this prospectus as Jeuveau®. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations, such as BOTOX® and BOTOX® Cosmetic, which we refer to throughout this prospectus as BOTOX. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page S-5 of this prospectus, in our Annual Report on Form 10-K for the period ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “Evolus,” “our company,” “we,” “us” and “our” refer to Evolus, Inc.

Our Business

Overview

We are a performance beauty company with a customer-centric approach to delivering breakthrough products in the self-pay aesthetic market.

Our first commercial product is Jeuveau®, which is a proprietary 900 kilodalton, or kDa, purified botulinum toxin type A formulation indicated for the temporary improvement in the appearance of moderate to severe glabellar lines, also known as “frown lines,” in adults. Our primary market is the self-pay aesthetic market, which includes medical products purchased by physicians and other customers that are then sold to consumers or used in procedures for aesthetic indications that are not reimbursed by any third-party payor, such as Medicaid, Medicare or commercial insurance. We believe we offer customers and consumers a compelling value proposition with Jeuveau®. Currently, BOTOX (onabotulinumtoxinA) is the neurotoxin market leader, and prior to the approval of Jeuveau®, was the only known 900 kDa botulinum toxin type A complex approved in the United States. We believe aesthetic physicians generally prefer the performance characteristics of the complete 900 kDa neurotoxin complex and are accustomed to injecting this formulation.

United States

In February 2019, we received the approval of our first product Jeuveau® (prabotulinumtoxinA-xvfs) from the U.S. Food and Drug Administration, or FDA. In May 2019, we commercially launched Jeuveau® in the United States.

In November 2021, we announced the initiation of a Phase II clinical trial designed to investigate a higher strength dose of Jeuveau® in the glabellar lines. We completed our patient enrollment in the clinical study evaluating the “extra-strength” dose in the second quarter of 2022 and the trial is expected to be completed in the first half of 2023. If this indication is approved by the FDA after our completion of all necessary clinical trials and regulatory submissions (including a Phase III clinical trial), we will have the opportunity to offer an extra-strength dosage option, which may make Jeuveau® the first multi-strength neurotoxin and give customers and consumers increased treatment options.

On May 9, 2023, we entered into a License, Supply and Distribution Agreement, or the Symatese Agreement, with Symatese S.A.S (“Symatese”), pursuant to which Symatese granted to us an exclusive right to commercialize and distribute five dermal filler product candidates which we collectively refer to as Evolysse™, including the products we refer to as: (i) Lift; (ii) Smooth; (iii) Sculpt; (iv) Lips; and (v) Eye in the United States for aesthetic and dermatological uses. We also have the right of first negotiation to obtain a license from Symatese for any products developed using the same technology as the Evolysse™ line of dermal fillers.
Evolysse™ Lift, Smooth, and Sculpt are currently in advanced stages of clinical trials pursuant to an investigational device exemption, or IDE, from the FDA. We have agreed to a cost-sharing arrangement with Symatese to gain FDA approval of the Evolysse™ Lips and Eye products, and we expect to begin their clinical programs in 2023. Subject to FDA approval, we expect Evolysse™ Lift and Smooth to be commercially launched in the first half of 2025, Evolysse™ Sculpt to be launched in 2026 and Evolysse™ Lips and Eye to be launched in 2027.

International
In August 2018, we received approval from Health Canada for the temporary improvement in the appearance of moderate to severe glabellar lines in adult patients under 65 years of age. We began marketing Jeuveau® in Canada in October 2019 through our distribution partner, Clarion Medical Technologies, Inc., or Clarion.

In September 2019, we received approval from the European Commission, to market Jeuveau® in all 27 European Union, or EU, member states plus the United Kingdom, Iceland, Norway and Liechtenstein. In January 2021, we received a positive decision from the European Commission to add the 50 unit product to the existing approval obtained in September 2019. We commercially launched Jeuveau® in Great Britain in September 2022, in Germany and Austria in February 2023, and we are finalizing plans for entering additional countries in Europe as part of a phased rollout.

In January 2023, we received approval from the Australian Therapeutics Good Administration, or TGA, for regulatory approval of our neurotoxin in Australia.

Implications of Being an Emerging Growth Company
We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:
•being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;
•an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to “opt out” of this provision and to comply with new or revised accounting standards as required of publicly-traded companies generally. This decision to opt out of the extended transition period is irrevocable.
A company that qualifies as an emerging growth company at the time of its initial public offering remains an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the initial public offering, (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates is $700 million or more as of the end of the second quarter of that fiscal year. We will cease being an emerging growth company on December 31, 2023.
Company Information
We were incorporated in the State of Delaware in November 2012. Our principal executive offices are located at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, and our telephone number is (949) 284-4555. Our website address is www.evolus.com. We do not incorporate the information on or accessible through our website into this prospectus. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

THE OFFERING

Common stock offered by us	Common stock having an aggregated offering price of up to $50,000,000

Common stock to be outstanding after this offering
Up to 62,604,094 shares assuming sales of 5,720,823 shares of our common stock in this offering at an offering price of $8.74 per share, the last reported sale price of our common stock on The Nasdaq Global Market on June 6, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering
We will sell the shares of our common stock offered hereby by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, through our agent SVB Securities. See the section entitled “Plan of Distribution” on page S-11 of this prospectus.

Use of proceeds	We currently plan to use the net proceeds from this offering for business development, working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Nasdaq Global Market symbol	“EOLS”

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

The number of shares of our common stock to be outstanding after this offering is based on 56,883,271 shares of common stock outstanding as of March 31, 2023, and excludes as of that date:

•5,824,197 shares of our common stock issuable upon the exercise of outstanding stock options under our Evolus, Inc. 2017 Omnibus Incentive Plan (the "2017 Plan") at a weighted average exercise price of $9.60 per share, and 169,158 shares of our common stock issuable upon the exercise of outstanding inducement stock options outside the 2017 Plan at a weighted average exercise price of $9.06 per share;

•3,257,469 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 Plan and 36,443 shares of our common stock issuable upon the vesting and settlement of inducement restricted stock units outside of the 2017 Plan;

•1,277,515 shares of our common stock reserved for future issuance under the 2017 Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus and in the documents incorporated by reference herein, including the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

If you purchase our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your common stock. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 5,720,823 shares of common stock are sold at a price of $8.74 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 6, 2023, for aggregate gross proceeds of approximately $50,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $8.96 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised or restricted stock units are settled, there would be further dilution to new investors. In addition, to the extent we raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management will have broad discretion over the actual amounts and timing of the expenditure of the proceeds from this offering, if any, and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We currently plan to use the net proceeds from this offering, if any, for business development, working capital and other general corporate purposes. Our management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from this offering within those categories, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. Our management might not apply the proceeds in ways that enhance our operating results or increase the value of your investment. Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to SVB Securities at any time throughout the term of the Sales Agreement. The per share price of the shares of common stock that are sold by SVB Securities after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with SVB Securities. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares of our common stock sold, and there is no minimum or maximum sales price required by the Sales Agreement, although our Board of Directors may from time to time establish a minimum sales price at which we may sell shares of our common stock in this offering. Investors may experience a decline in the value of their common stock as a result of common stock sales made at prices lower than the prices they paid.

If we or SVB Securities terminates the Sales Agreement, we may incur additional fees and expenses and experience delays or disruptions in our financing and other plans.

The Sales Agreement provides that neither we nor SVB Securities may assign our respective rights or obligations under the Sales Agreement without the prior written consent of the other party; provided, however, that SVB Securities may assign its rights and obligations thereunder to an affiliate of SVB Securities without obtaining our consent, so long as such affiliate is a registered broker-dealer. SVB Securities and we also have the right, by giving three days’ prior written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

In connection with the pending bankruptcy filing by SVB Financial Group, or SVBFG, the ultimate parent of SVB Securities, SVBFG has announced that it is evaluating strategic alternatives for SVB Securities. If, as a result of that evaluation, SVB Securities seeks to assign the Sales Agreement to a non-affiliate and we do not consent to such assignment, we may elect to terminate the Sales Agreement with SVB Securities. It is also possible that either we or SVB Securities may at any time and for any reason, whether in connection with the bankruptcy of SVBFG, the results of SVBFG’s evaluation of strategic alternatives for SVB Securities or otherwise, choose to terminate the Sales Agreement. If the Sales Agreement is terminated, we would no longer be able to sell the shares of common stock offered hereby and would be required to enter into a new sales agreement with one or more other sales agents and file a prospectus supplement with the SEC to continue an at-the-market offering of shares of our common stock or seek other financing alternatives. Such events could cause us to incur additional fees and expenses and may delay or disrupt our financing plans and our ability to take actions for which we may otherwise have used the net proceeds from the sale of shares of common stock offered hereby.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate, are subject to risks and uncertainties. Any statements contained herein, in the accompanying prospectus or the documents incorporated by reference herein or therein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, the following:

•We currently depend entirely on the successful commercialization of our only commercial product, Jeuveau®. If we are unable to successfully market and sell Jeuveau®, we may not generate sufficient revenue to continue our business.
•We have a limited operating history and have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future. We have only one approved product, which, together with our limited operating history, makes it difficult to assess our future viability.
•We are reliant on Symatese to achieve regulatory approval for the Evolysse™ dermal filler product line in the United States. Failure to obtain approval for the Evolysse™ product line would negatively affect our ability to sell these products.
•We may require additional financing to fund our future operations, and a failure to obtain additional capital when so needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our operations.
•If we or our counterparties do not comply with the terms of our settlement agreements with Medytox, Inc., or Medytox, we may face litigation or lose our ability to market and sell Jeuveau®, which would materially and adversely affect our ability to carry out our business and our financial condition and ability to continue as a going concern.
•The terms of the Settlement Agreement with Medytox will reduce our profitability and may affect the extent of any discounts we may offer to our customers.
•Our business, financial condition and operations have been, and may in the future be, adversely affected by the COVID-19 outbreak or other similar outbreaks.
•We rely on the license and supply agreement, as amended, with Daewoong, which we refer to as the Daewoong Agreement, to provide us with exclusive rights to distribute Jeuveau® in certain territories. Any termination or loss of significant rights, including exclusivity, under the Daewoong Agreement would materially and adversely affect our development and commercialization of Jeuveau®.
•Our failure to successfully in-license, acquire, develop and market additional product candidates or approved products would impair our ability to grow our business.
•Jeuveau® faces, and any of our future product candidates will face, significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion.
•Jeuveau® may fail to achieve the broad degree of physician adoption and use or consumer demand necessary for commercial success.
•Our ability to market Jeuveau® is limited to use for the treatment of glabellar lines, and if we want to expand the indications for which we market Jeuveau®, we will need to obtain additional regulatory approvals, which will be expensive and may not be granted.

•Third party claims of intellectual property infringement may prevent or delay our commercialization efforts and interrupt our supply of products.
•If we or any of our current or future licensors, including Daewoong, are unable to maintain, obtain or protect intellectual property rights related to Jeuveau® or any of our future product candidates, we may not be able to compete effectively in our market.
•We may need to increase the size of our organization, including our sales and marketing capabilities, in order to further market and sell Jeuveau® and we may experience difficulties in managing this growth.
•We rely on our digital technology and applications and our business and operations would suffer in the event of computer system failures or breach.
•We are subject to extensive government regulation, and we may face delays in or not obtain regulatory approval of our product candidates and our compliance with ongoing regulatory requirements may result in significant additional expense, limit or delay regulatory approval or subject us to penalties if we fail to comply.
•The anticipated use of proceeds from this offering, if any.
These risks and uncertainties are described in more detail in Item 1A “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should carefully consider these risks, as well as the additional risks described under “Risk Factors” in this prospectus and in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

The forward-looking statements included herein or incorporated herein by reference are based on current expectations of management based on available information and are believed to be reasonable. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein or incorporated herein by reference, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by the cautionary statements referenced above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We may issue and sell common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to complete this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently plan to use the net proceeds from this offering for business development, working capital and other general corporate purposes. Our management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from this offering within those categories, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus.

Pending our use of the net proceeds from this offering, we plan to invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value (deficit) as of March 31, 2023 was approximately $(62.2) million or $(1.09) per share of common stock. Our net tangible book value (deficit) is the amount of our total tangible assets less our liabilities and our net tangible book value (deficit) per share is our net tangible book value (deficit) divided by the number of shares of common stock outstanding, in each case as of the date specified.

After giving effect to the sale by us of shares of our common stock in this offering in the aggregate amount of $50.0 million, at an assumed offering price of $8.74 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 6, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value (deficit) as of March 31, 2023 would have been $(13.79) million, or $(0.22) per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.87 per share to our existing stockholders and an immediate dilution of $8.96 in net tangible book value (deficit) to new investors purchasing shares of common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information also assumes that all of our common stock in the aggregate amount of $50.0 million is sold at an assumed offering price of $8.74 per share, the last reported sale price of our common stock on the Nasdaq Global Market on June 6, 2023. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$8.74
Net tangible book value (deficit) per share as of March 31, 2023	$(1.09)
Increase in net tangible book value (deficit) per share attributable to this offering	$0.87
As adjusted net tangible book value (deficit) per share after this offering		(0.22)
Dilution per share to investors purchasing in this offering		$8.96

The number of shares of our common stock to be outstanding after this offering is based on 56,883,271 shares of common stock outstanding as of March 31, 2023, and excludes as of that date:

•5,824,197 shares of our common stock issuable upon the exercise of outstanding stock options under the 2017 Plan at a weighted average exercise price of $9.60 per share, and 169,158 shares of our common stock issuable upon the exercise of outstanding inducement stock options outside the 2017 Plan at a weighted average exercise price of $9.06 per share;

•3,257,469 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2017 Plan and 36,443 shares of our common stock issuable upon the vesting and settlement of inducement restricted stock units outside of the 2017 Plan;

•1,277,515 shares of our common stock reserved for future issuance under the 2017 Plan.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any outstanding stock options are exercised, outstanding restricted stock units are settled, new stock options or restricted stock units are issued under the 2017 Plan or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors purchasing in this offering.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with SVB Securities, as sales agent, under which we may issue and sell shares of common stock having an aggregate offering price of up to $50,000,000 from time to time through SVB Securities as our sales agent. Sales of shares of common stock, if any, under this prospectus will be made at market prices by any method that is deemed to be an “at-the-market” offering, as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq Global Market or any other trading market for our common stock. If authorized by us in writing, SVB Securities may purchase shares of our common stock as principal.

SVB Securities will offer shares of our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and SVB Securities. We will designate the maximum amount of common stock to be sold through SVB Securities on a daily basis or otherwise determine such maximum amount together with SVB Securities. Subject to the terms and conditions of the Sales Agreement, SVB Securities will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct SVB Securities not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. SVB Securities or we may suspend the offering of shares of our common stock being made through SVB Securities under the Sales Agreement upon proper notice to the other party. SVB Securities and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party's sole discretion at any time. The offering of shares of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to SVB Securities as sales agent will be an amount equal to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse SVB Securities up to $50,000 of actual outside legal expenses incurred by SVB Securities in connection with this offering. We have also agreed to reimburse SVB Securities for certain ongoing fees of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to SVB Securities under the Sales Agreement, will be approximately $100,000.

SVB Securities will provide written confirmation to us following the close of trading on the Nasdaq Global Market on each day in which shares of common stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through SVB Securities under the Sales Agreement, the net proceeds to us and the compensation paid by us to SVB Securities in connection with the sales of shares of common stock during the relevant period.

SVB Securities has advised us of the following: SVB Securities is a wholly-owned indirect subsidiary of SVB Financial Group, or SVBFG. Since SVBFG’s acquisition of SVB Securities, then known as Leerink Partners, in 2019, there has never been any cross-ownership between any of SVBFG’s other past or present operating units, including Silicon Valley Bank. SVB Securities conducts its day-to-day operations under the supervision of its own management, with its own employees, that do not overlap with the management and employees of SVBFG or SVBFG’s other subsidiaries. SVB Securities operates with its own capital, that is separate from, and not commingled with, assets of the other SVBFG operations. On March 17, 2023, SVBFG commenced a voluntary Chapter 11 proceeding to preserve value. As publicly disclosed by SVBFG, neither SVB Securities nor any of its assets is included in the Chapter 11 filing. Because SVB Securities is not part of the SVBFG bankruptcy filing, creditors of SVBFG do not have any claims to any assets of SVB Securities. SVB Securities continues to operate in the ordinary course and is not subject to oversight by the Bankruptcy Court. Similarly, the seizure by the FDIC, and the subsequent sale, of Silicon Valley Bank had no direct impact on SVB Securities or its operations. Accordingly, we do not believe that SVBFG’s bankruptcy filing will have any impact on this offering or on SVB Securities’ ability to perform its duties as our sales agent.

In connection with the sales of shares of common stock on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to SVB Securities will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to SVB Securities against certain liabilities, including liabilities under the Securities Act. As sales agent, SVB Securities will not engage in any transactions that stabilize our common stock.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP.  Goodwin Procter LLP, is acting as counsel for SVB Securities in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus, including documents that we have incorporated by reference, regarding the contents of any contract or any other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed or incorporated by reference as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.evolus.com. Our website and the information contained or connected to our website is not incorporated by reference into this prospectus. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. You may also request a copy of these filings, at no cost, by writing us at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, Attention: General Counsel or telephoning us at (949) 284-4555.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023;

•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•our Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 9, 2023; and

•the description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 8, 2023, which updated the description thereof contained in our Registration Statement on Form 8-A (File No. 001-38381) filed with SEC on February 1, 2018, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and until the completion or termination of the offering of the securities described in this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports. Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for documents to us at the address or telephone referenced above under “Where You Can Find Additional Information.” You may also access the documents incorporated by reference into this prospectus through our website at www.evolus.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

$50,000,000

Common Stock

PROSPECTUS

SVB Securities

         , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are estimates of the fees and expenses payable by the registrant in connection with the registration of the offered securities. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$27,550.00
Printing Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Transfer Agent or Trustee Expenses	*
Miscellaneous Expenses	*
Total Expenses:	*

* These fees and expenses depend on the types of securities offered and the number of offerings, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. Except in the case of an action by or in the right of the corporation (i.e., a derivative action), the indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. With respect to an action by or in the right of the corporation, the indemnity may only include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable, unless the Delaware Court of Chancery, or the court in which such action or suit was brought, determines that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) by him or her in connection therewith.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•transaction from which the director derives an improper personal benefit;

•act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•willful or negligent violations of Delaware law governing the authorizations of dividends, stock repurchases, and redemptions, as provided in Section 174 of the DGCL; or

•breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation includes such a provision. Expenses incurred by any of our officers or directors in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of such action.

We have entered into separate indemnification agreements with our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or as a director, officer, employee or agent of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

At present, there is no pending litigation or proceeding known to us involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers and we intend to maintain such insurance coverage.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith (X)
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated March 8, 2023, by and between Evolus, Inc. and SVB Securities LLC as Sales Agent	S-3	333-270370	1.2	3/8/23
4.1	Specimen Certificate evidencing shares of common stock of the Registrant	S-1/A	333-222478	4.1	1/25/18
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Certificate of Designation of Preferred Stock
4.4	Form of Indenture	S-3	333-270370	4.4	3/8/23
4.5*	Form of Debt Security
4.6*	Form of Warrant Agreement (including form of Warrant Certificate)
4.9*	Form of Unit Agreement and Unit Certificate, if any
4.10*	Form of Rights Agreement and Rights Certificate, if any
5.1	Opinion of O'Melveny & Myers LLP	S-3	333-270370	5.1	3/8/23
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.2	Consent of O'Melveny & Myers (included in Exhibit 5.1)	S-3	333-270370	5.1	3/8/23
24.1	Power of Attorney (included on signature page).	S-3	333-270370	24.1	3/8/23
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table	S-3	333-270370	107	3/8/23

*	To be filed, if necessary, by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on June 7, 2023.

EVOLUS, INC.

By:	/s/ David Moatazedi
David Moatazedi,
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Moatazedi	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	June 7, 2023
David Moatazedi

/s/ Sandra Beaver	Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2023
Sandra Beaver

*	Chairman of the Board of Directors	June 7, 2023
Vikram Malik

*	Director	June 7, 2023
Simone Blank

*	Director	June 7, 2023
Robert Hayman

*	Director	June 7, 2023
David Gill

*	Director	June 7, 2023
Peter C. Farrell, Ph.D., AM.

*	Director	June 7, 2023
Karah Parschauer

*	Director	June 7, 2023
Brady Stewart

*By:	/s/ David Moatazedi
David Moatazedi,
Attorney-In-Fact